Exhibit 2

JOINT FILING AGREEMENT AMONG
Tata Sons Ltd.
Ewart Investments Limited
Tata Iron and Steel Company Limited
Kalimati Investment Company Limited
Tata Investment Corporation Limited
Tata Finance Limited
Niskalp Investments and Trading Company limited
Tata International Limited
Tata Chemicals Limited
Tata Tea Limited
Sir Ratan Tata Trust
Sir Dorabji Tata Trust
J R D Tata Trust
Lady Tata Memorial Trust
Af-taab Investments Company Limited
J N Tata Endowment for the Higher Education of Indians
Rallis India Limited
Voltas Limited

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the following:
(i)
the joint filing on behalf of each of them of a statement on Schedule 13G (including subsequent amendments thereto) with respect to the Ordinary Shares, par value Rs.10 per share, of Tata Motors Limited, a limited liability company organized under the laws of the Republic of India (the ‘Schedule 13G’), and

(ii)
the inclusion of this, Joint Filing Agreement as an exhibit to such joint filing, provided that, as contemplated by Section 13d-1(k)(ii), no person shall be responsible for the completeness and accuracy of the information concerning the other person making the filing unless such person knows or has reason to believe that such information is inaccurate.

The Joint Filing Agreement may be executed in any number of counterparts all of which together shall constitute one and the same instrument. IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of this 12th day of September, 2005.

Tata Sons Limited
By:	/s/R R Shastri
Name:	R R Shastri
Title:	Attorney-in-fact*

Ewart Investments Limited
By:	/s/R R Shastri
Name:	R R Shastri
Title:	Attorney-in-fact*

Tata Steel Limited
By:	/s/R R Shastri
Name:	R R Shastri
Title:	Attorney-in-fact*

Kalimati Investment Company Limited
By:	/s/R R Shastri
Name:	R R Shastri
Title:	Attorney-in-fact*

Tata Investment Corporation Limited
By:	/s/R R Shastri
Name:	R R Shastri
Title:	Attorney-in-fact*

Tata Industries Limited
By:	/s/R R Shastri
Name:	R R Shastri
Title:	Attorney-in-fact*

Tata Finance Limited
By:	/s/R R Shastri
Name:	R R Shastri
Title:	Attorney-in-fact*

Niskalp Investments and Trading Company Limited
By:	/s/R R Shastri
Name:	R R Shastri
Title:	Attorney-in-fact*

Tata International Limited
By:	/s/R R Shastri
Name:	R R Shastri
Title:	Attorney-in-fact*

Tata Chemicals Limited
By:	/s/R R Shastri
Name:	R R Shastri
Title:	Attorney-in-fact*

Tata Tea Limited
By:	/s/R R Shastri
Name:	R R Shastri
Title:	Attorney-in-fact*

Sir Ratan Tata Trust
By:	/s/R R Shastri
Name:	R R Shastri
Title:	Attorney-in-fact*

Sir Dorabji Tata Trust
By:	/s/R R Shastri
Name:	R R Shastri
Title:	Attorney-in-fact*

J R D Tata Trust
By:	/s/R R Shastri
Name:	R R Shastri
Title:	Attorney-in-fact*

Lady Tata Memorial Trust
By:	/s/R R Shastri
Name:	R R Shastri
Title:	Attorney-in-fact*

Af-taab Investments Company Limited
By:	/s/R R Shastri
Name:	R R Shastri
Title:	Attorney-in-fact*

J N Tata Endowment for the Higher Education of Indians
By:	/s/R R Shastri
Name:	R R Shastri
Title:	Attorney-in-fact*

Rallis India Limited
By:	/s/R R Shastri
Name:	R R Shastri
Title:	Attorney-in-fact*

Voltas Limited
By:	/s/V P Malhotra
Name:	V P Malhotra
Title:	Company Secretary

*Pursuant to a Power of Attorney dated as of February 14, 2005 previously filed by certain of the Reporting Persons as Exhibit 3 to Schedule 13G on February 14, 2005.